UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 1, 2013
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street Syracuse, New York		13203
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 1, 2013, Manuel A. Garcia III was appointed a Class III member of the Board of Directors of Carrols Restaurant Group, Inc. effective November 15, 2013. Effective November 15, 2013, Mr. Garcia will serve as Chairman of the Compensation Committee.
Mr. Garcia has served as Chairman of the Board of Directors of Chef Creations, Inc. a privately owned supplier and manufacturer of ready-to-eat custom food products, since 1998. Mr. Garcia also serves as President and Chief Executive Officer of Atlantic Coast Management, Inc., a privately owned operator of various restaurants in the Orlando, Florida area, since 1996. Mr. Garcia previously served on the Board of Directors of Burger King Corporation from 2003 until October 2010. From 1969 until 2000 Mr. Garcia operated Burger King® restaurants as a franchisee eventually owning and operating a total of 66 Burger King® restaurants.
Mr. Garcia brings significant experience with the strategic, financial and operational issues of restaurant companies in connection with his service on the Board of Directors of Burger King Corporation, his ownership and operation of Burger King® and other restaurants, and his service on the board of directors of private restaurant companies.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date:	November 7, 2013

By:	/s/ William E. Myers
Name:	William E. Myers
Title:	Vice President, General Counsel and Secretary